EXHIBIT 21
                                  Subsidiaries


                                                          Filing Date
                                                          -----------

1.   Anicom-Carolina, Inc.
     ---------------------
     a.   Jurisdiction
          ------------
          i.    Delaware*                                   02/21/97
          ii.   North Carolina                              02/27/97
          iii.  South Carolina                              02/27/97
          iv.   Tennessee                                   02/27/97

2.   Anicom-Norfolk, Inc.
     --------------------
     a.   Jurisdiction
          ------------
          i.    Delaware*                                   08/23/96
          ii.   Maryland                                    08/28/96
          iii.  New Jersey                                  08/28/96
          iv.   Virginia                                    08/28/96

3.   Anicom-Security, Inc.
     ---------------------
     a.   Jurisdiction
          ------------
          i.    Delaware*                                   02/10/97

4.   Morgan Hill Supply Company Inc.
     -------------------------------
     a.   Jurisdiction
          ------------
          i     New York*                                   04/06/90
          ii.   Massachusetts                               01/05/95

5.   Northern Wire & Cable, Inc.
     ---------------------------
     a.   Jurisdiction
          ------------
          i.    Delaware*                                   02/15/96
          ii.   California                                  03/04/96
          iii.  Florida                                     03/04/96
          iv.   Georgia                                     03/04/96
          v.    Michigan                                    03/04/96
          vi.   Nevada                                      03/04/96
          vii.  North Carolina                              03/04/96
          viii. Ohio                                        03/04/96
          ix.   Oklahoma                                    03/04/96
          x.    Washington                                  03/04/96

6.   Northern Connectivity Corp.
     ---------------------------
     a.   Jurisdiction
          ------------
          i.    Michigan*                                   08/06/96

                                                          Filing Date
                                                          -----------

7.   Reel Acquisition Corporation
     ----------------------------
     a.   Jurisdiction
          ------------
          i.    Delaware*                                   07/01/97
          ii.   California                                  07/11/97
          iii.  Florida                                     07/08/97
          iv.   Georgia                                     07/08/97
          v.    Illinois                                    07/09/97
          vi.   Michigan                                    07/08/97
          vii.  New York                                    07/08/97
          viii. North Carolina                              07/08/97
          ix.   Tennessee                                   07/08/97
          x.    Texas                                       07/08/97

8.   TWC Acquisition Corp.
     ---------------------
     a.   Jurisdiction
          ------------
          i.    Delaware*                                   11/20/97



____________________________
*    State of Incorporation